Execution Version

WORLD WRESTLING ENTERTAINMENT, INC.

Nick Khan

Via E-Mail

October 19, 2022

Re: Amendment to Amended and Restated Performance Stock Sign-On Award and Non-Competition Agreement

Dear Nick:

This letter amends your Amended and Restated Performance Stock Sign-On Award and Non-Competition Agreement, dated March 9, 2022 (the “PSU Award”), effective as of the date hereof, as follows:

1.	The text of Section 1(c) of the PSU Award is hereby deleted in its entirety and replaced with the following:

“‘Change in Control’ shall have the meaning ascribed to that term in that certain Amended and Restated Employment Agreement, dated as of October 19, 2022, by and between the Company and Executive (as may be amended or restated from time to time, the “Employment Agreement”).”

2.	The text of Section 1(q) of the PSU Award is hereby deleted in its entirety and replaced with the following:

“‘Tranche 1 PSUs’ shall mean those PSUs granted on August 5, 2020, the terms of which are set forth on Exhibit A hereof.”

3.	The text of Section 3(c) of the PSU Award is hereby deleted in its entirety and replaced with the following:

“Change in Control.  Upon a termination of Executive’s employment by the Company without Cause or a resignation by Executive for Good Reason (as defined in the Employment Agreement), in either case, on the date of or within twenty-four (24) months following the date of, a Change in Control (each such termination of employment, a “Qualifying Termination”), each PSU, Dividend Unit and other remaining accruals in the Executive Account, in each case that has not previously vested, shall immediately vest; provided that (x) any payout in respect of performance criteria that have not yet been attained as of the date of the Qualifying Termination for any incomplete Award Period shall be determined based on 100% of target-level achievement and (y) any payout in respect of performance criteria that have been attained as of the date of the Qualifying Termination for any incomplete Award Period shall be determined based on actual performance as of the date of such Qualifying Termination in accordance with the terms and conditions of this Agreement (including Exhibits A and B attached hereto). Notwithstanding the foregoing, any accelerated vesting pursuant to this Section 3(c) shall be expressly conditioned on Executive’s execution of a standard separation agreement which shall contain, among other provisions, a full release and waiver of claims or potential claims against the Company as therein defined, a confidentiality and non-disparagement provision, and re-affirmation  of all other post-employment obligations by Executive, in the form provided by the Company, which must be executed and become effective by the deadline set forth therein in accordance with any appliable laws, but no later than the 60th day following the date of the Qualifying Termination, whichever is less.”

4.	The first sentence of Section 5 of the PSU Award is amended by deleting the word “Upon” and replacing it with the words “Except as otherwise provided herein, upon”.
5.	The term “performance period” in the PSU Award will be deleted in each instance and replaced with the term “Award Period”.
6.	The term “Compensation Committee” in the PSU Award will be deleted in each instance and replaced with the term “Compensation and Human Capital Committee”.

Except as specifically modified by this letter, this letter shall not constitute a waiver, amendment or modification of any term or condition of your PSU Award and the provisions of the PSU Award shall remain in full force and effect.  On and after the date hereof, each reference in the PSU Award to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the PSU Award as amended by this letter.  To the extent that a provision of this letter conflicts with or differs from a provision of the PSU Award or any amendment thereto, such provision as set forth in this letter shall prevail and govern for all purposes and in all respects.    Capitalized terms not otherwise defined in this letter have the meanings given to such terms in the 2016 Omnibus Incentive Plan or the PSU Award, as applicable.

This letter shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to the conflict of laws principles hereof.  This letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Please indicate your acceptance of the amendment to your PSU Award as set forth herein by signing and returning a copy of this letter, to James Langham at James.Langham@wwecorp.com.

Very truly yours,

WORLD WRESTLING ENTERTAINMENT, INC.

By: /s/ STEPHANIE MCMAHON

Stephanie McMahon
Chairwoman & Co-CEO

and

By: /s/ MAN JIT SINGH
Man Jit Singh
Chair of Compensation and Human Capital Committee

Agreed to and Accepted by:

/s/ NICK KHAN
Nick Khan

[Signature Page to Khan Amendment]